UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2013

Ormat Technologies, Inc.

Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1

Ex-3.1	Limited Liability Company Agreement of ORTP, LLC

Ex-10.1	Equity Contribution Agreement with respect to ORTP, LLC

Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                      Entry into a Material Definitive Agreement.

On January 28, 2013, Ormat Technologies, Inc. (the “Registrant”) announced that on January 24, 2013 its wholly-owned subsidiary, Ormat Nevada, Inc. (“Ormat Nevada”), entered into an Equity Contribution Agreement with respect to ORTP, LLC (the “Equity Contribution Agreement”) and a Limited Liability Company Agreement of ORTP, LLC (the “LLC Agreement”), both with JPM Capital Corporation (“JPM”), in connection with the monetization of production tax credits resulting from eight of its geothermal power plants located in California and Nevada.

The geothermal power plants involved in the transaction include Brady, Galena 1 and Steamboat 2 & 3, each located in the state of Nevada, and Heber 1, Heber 2, Heber South, Mammoth and Ormesa, each located in the state of California. Under the transaction, Ormat Nevada transferred its indirect interests in the aforementioned geothermal power plants into a new subsidiary, ORTP, LLC (“ORTP”) and sold an interest in ORTP to JPM for $35.7 million. JPM committed to make additional payments conditioned on the projected output of the power plants.  Such payments are estimated by the Registrant to total approximately $8.7 million and are expected to be made until December 31, 2016.  Ormat Nevada will continue to operate and maintain the power plants and will receive initially all of the distributable cash flow generated by the plants while JPM will receive substantially all of the production tax credits and the taxable income or loss. Once JPM reaches a target after-tax yield on their investment in ORTP, Ormat Nevada will receive substantially all of both distributable cash and taxable income or loss. For twelve months after the year in which JPM reaches the target yield, Ormat Nevada has the option to buy out JPM's remaining interest in ORTP at the then-current fair market value or, if greater, $2 million. Should Ormat Nevada exercise this purchase option, it would thereupon revert to being the sole owner of ORTP.

In connection with the transaction, the Registrant provided a guaranty with respect to certain obligations of Ormat Nevada under the LLC Agreement and the obligations of Western States Geothermal Company and ORNI 10, LLC under certain fluid supply agreements relating to, respectively, the Brady and Mammoth plants.

Item 8.01                      Other Events.

On January 28, 2013, the Registrant issued a press release announcing that Ormat Nevada entered into the Equity Contribution Agreement and the LLC Agreement with JPM.  A copy of the Registrant’s press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

3.1	Limited Liability Company Agreement of ORTP, LLC, dated as of January 24, 2013, by and between Ormat Nevada, Inc. and JPM Capital Corporation.

10.1	Equity Contribution Agreement with respect to ORTP, LLC, dated as of January 24, 2013, by and between Ormat Nevada, Inc. and JPM Capital Corporation.

99.1	Press release of the Registrant dated January 28, 2013.

Safe Harbor Statement

Information provided in this current report on Form 8-K contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2012.  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  January 30, 2013